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[TRUE NORTH LOGO]
March 9, 2001
Kathryn Woods:  212/727-5582


FOR IMMEDIATE RELEASE



           TRUE NORTH TO RELEASE OPERATING RESULTS FOR FOURTH QUARTER
              AND FULL-YEAR 2000 AND RESOLUTION OF SEC DISCUSSIONS

         FULL RESULTS WILL BE RELEASED FOLLOWING MODEM MEDIA'S REPORTING


CHICAGO--True North Communications Inc. (NYSE: TNO) said today that it would release its operating results for the fourth quarter and full-year 2000 on Monday, March 12. The Company also said that it will describe the resolution of the previously reported accounting matter under discussion with the SEC.

True North management will hold a conference call for investors to discuss its operating results on Monday, March 12 at 11AM EST. The conference call will be simulcast live on the Internet, accessible at WWW.STREETFUSION.COM with replays available for 7 days.

The Company added that it plans to release full results for the fourth quarter and full-year 2000 promptly following the release by Modem Media (NASDAQ: MMPT) of its results for the same period. True North owns an approximate 44% equity stake in Modem Media and accounts for it using the equity method of accounting.

ABOUT TRUE NORTH
True North Communications is a top global advertising and communications holding company. It has three major global brands: FCB Worldwide, advertising; BSMG Worldwide, public relations; and Marketing Drive Worldwide,
marketing services.                                      -More-

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2/TRUE NORTH TO RELEASE OPERATING RESULTS

In addition, True North has a strong set of other agency brands including Bozell Group, New America Strategies Group, Temerlin McClain, R/GA, Tierney Communications, and TN Media. The company also has a stake in the German-based advertising agency Springer & Jacoby. Based in Chicago, True North had 1999 revenues of approximately $1.4 billion and annual billings of more than $14 billion.

CAUTIONARY STATEMENT
Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause True North's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in competition, the ability of True North to continue to improve its cost management, the ability to retain current and attract new clients, the ability of True North to integrate acquisitions or complete future acquisitions, interest rate fluctuations, dependence upon and availability of qualified personnel and changes in government regulation. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by True North that True North's plans and objectives will be achieved.

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